EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS SECOND QUARTER 2016 RESULTS

Net earnings of $54.3 million, or $0.25 per common share, up from $0.22 in first quarter
Operating earnings1 of $69.2 million, or $0.31 per common share, up from $0.29 in first quarter
Top-line revenue growth reflecting robust mortgage banking business and strong loan and lease growth
Continued progress in organization-wide efficiency initiatives

PORTLAND, Ore. – July 20, 2016 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $54.3 million for the second quarter of 2016, compared to $47.5 million for the first quarter of 2016 and $54.7 million for the second quarter of 2015. Earnings per diluted common share were $0.25 for the second quarter of 2016, compared to $0.22 for the first quarter of 2016 and $0.25 for the second quarter of 2015.

“Despite the continuing low interest rate environment, Umpqua's financial performance for the second quarter was solid; highlighted by strong performance in the mortgage banking business and double-digit growth in loans and leases, combined with further reductions in the core expense base from ongoing efficiency initiatives,” said Ray Davis, president and CEO of Umpqua Holdings Corporation. “We recognize that ongoing margin pressure increases our need to become as efficient as possible, while not eroding the quality of the customer service experience the company provides. As we move into the second half of the year, our loan pipeline remains at record levels and further efficiency initiatives are in process. We will also continue to look for, and take advantage of, growth opportunities such as our FinPac and Pivotus subsidiaries.”

Reconciliation of Net Earnings (GAAP) to Operating Earnings (non-GAAP):

The Company’s financial results include several significant items which have been excluded in the presentation of operating earnings, which is a non-GAAP financial measure. A summary of these items, and a reconciliation of earnings available to common shareholders (GAAP) to operating earnings (non-GAAP), is presented below. More information is provided in the non-GAAP financial measures section of this release, which we urge you to read.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

	Quarter Ended
(In thousands, except per share data)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Net earnings available to common shareholders	$54,255	$47,540	$62,923	$57,523	$54,691
Adjustments:
Loss from change in fair value of MSR asset	13,940	20,625	469	10,103	423
Gain on investment securities, net	(162)	(696)	(2,567)	(220)	(19)
Net loss on junior subordinated debentures carried at fair value	1,572	1,572	1,589	1,590	1,572
Loss (gain) from change in fair value of swap derivative	1,493	1,793	(715)	1,181	(1,408)
Merger related expenses	6,634	3,450	3,712	5,991	21,797
Goodwill impairment	—	142	—	—	—
Exit or disposal costs	1,434	347	—	—	—
Total pre-tax adjustments	24,911	27,233	2,488	18,645	22,365
Income tax effect (1)	(9,965)	(10,836)	(995)	(7,458)	(8,946)
Net adjustments	14,946	16,397	1,493	11,187	13,419
Operating earnings	$69,201	$63,937	$64,416	$68,710	$68,110

Earnings per diluted share:
Earnings available to common shareholders	$0.25	$0.22	$0.28	$0.26	$0.25
Operating earnings	$0.31	$0.29	$0.29	$0.31	$0.31

(1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.

Financial Highlights (compared to prior quarter):

•	Delivered solid financial performance:

◦
Net interest income decreased by $8.5 million, primarily driven by a lower level of credit discount accretion recorded on loans acquired from Sterling, as well as lower average yields on interest-earning assets. Net interest income in the first quarter of 2016 included $6.5 million of accelerated credit discount accreted from the sale of purchase credit impaired loans, which did not recur in the second quarter of 2016;

◦	Provision for loan and lease losses increased by $5.8 million, driven primarily by higher net charge-offs;

◦
Non-interest income increased by $28.7 million, driven primarily by increased for sale mortgage originations and a higher home lending gain on sale margin, along with increased services charges, income from portfolio loan sales and debt capital markets revenue. Current period non-interest income includes a charge of $13.9 million related to negative fair value adjustments to the mortgage servicing rights (“MSR”) asset and a charge of $1.5 million related to a decline in the fair value of debt capital market swap derivatives, both driven by the decline in long-term interest rates during the quarter. Excluding the impact of non-operating items[1], total non-interest income increased by $22.3 million;

◦
Non-interest expense increased by $4.5 million. Excluding the impact of non-operating items[1], total non-interest expense increased by $393,000, and included a $5.9 million increase in mortgage banking expenses related to higher mortgage origination volume;

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

•	Strong balance sheet:

◦
Loan and lease growth of $399.7 million, or 9% annualized, including $135.7 million of loan sales and $9.8 million of loans transferred to held for sale. Gross loan and lease growth (prior to the impact of loan sales and transfers) of $545.2 million, or 13% annualized;

◦	Deposit growth of $95.5 million, or 2% annualized, which included large seasonal outflows related to tax payments;

◦	Loan to deposit ratio increased to 95% from 93%;

Prudently managed capital:

◦	Book value per share increased to $17.70 per share from $17.62 per share, and tangible book value per share[1] increased to $9.41 from $9.30 per share;

◦	Estimated total risk-based capital ratio of 14.1% and estimated Tier 1 common to risk weighted assets ratio of 10.9%; and

◦	Paid quarterly cash dividend of $0.16 per common share.

Balance Sheet
Total consolidated assets were $24.1 billion as of June 30, 2016, compared to $23.9 billion as of March 31, 2016 and $22.8 billion as of June 30, 2015. Including secured off-balance sheet lines of credit, the Company had total available liquidity of $7.8 billion as of June 30, 2016, representing 32% of total assets and 43% of total deposits.

Gross loans and leases were $17.4 billion as of June 30, 2016, an increase of $399.7 million, or 9% annualized, from $17.0 billion as of March 31, 2016. During the second quarter of 2016, the Company sold $135.7 million of portfolio residential mortgage loans. In addition, $9.8 million of portfolio residential mortgage loans were transferred to held for sale, and are expected to be sold during the third quarter of 2016. Excluding the combined impact of the loan sales and transfers to held for sale, gross loan growth was $545.2 million, or 13% annualized.

Total deposits were $18.3 billion as of June 30, 2016, an increase of $95.5 million, or 2% annualized, from $18.2 billion as of March 31, 2016. This increase was primarily attributable to growth in savings and time deposits, and was partially offset by seasonal deposit outflows related to tax payments.

Net Interest Income
Net interest income was down $8.5 million from the prior quarter, driven primarily by a $6.4 million linked quarter decline in the level of interest income arising from the accretion of the credit discount recorded on loans acquired from Sterling, along with lower average yields on interest-earnings assets. These decreases were partially offset by growth in earning assets.

The Company’s net interest margin was 4.08% for the second quarter of 2016, down from 4.34% for the first quarter of 2016. This decrease reflects the lower level of accretion of the credit discount, as well as lower average yields on interest-earning assets resulting from the continued low interest-rate environment and the Company's ongoing efforts to manage the target long-term portfolio mix.

Credit Quality
Under acquisition accounting, loans (including those considered non-performing) acquired from Sterling were recorded at their estimated fair value, and the related allowance for loan losses was eliminated. As a result, the Company wrote down the value of the loan and lease portfolio acquired from Sterling as of the acquisition date. The credit portion of the fair value mark is not reflected in the reported allowance for loan and lease losses, or its related allowance coverage ratios, but we believe should be considered when comparing the current quarter ratios to similar ratios in periods prior to the acquisition of Sterling.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Loans acquired with significant deteriorated credit quality are accounted for as purchased credit impaired pools.  Accordingly, loans included in the purchased credit impaired pools are not reported as non-performing loans based upon their individual performance status.

During the second quarter of 2016, the Company reported $10.1 million of accretion related to the Sterling credit discount in interest income, as compared to $16.5 million in the prior quarter. As of June 30, 2016, the purchased non-credit impaired loans had approximately $57.5 million of remaining credit discount that will accrete into interest income over the life of the loans, and the purchased credit impaired loan pools had approximately $37.4 million of remaining total discount.

The allowance for loan and lease losses was $131.0 million, or 0.76% of loans and leases, as of June 30, 2016. To provide better comparability to prior periods, on a pro-forma basis this ratio would have been approximately 1.3% as of June 30, 2016 and 1.4% as of March 31, 2016, after grossing up the allowance for loan and lease losses and total loans and leases by the amount of the credit discount remaining as of the respective quarter-end.

The provision for loan and lease losses was $10.6 million for the second quarter of 2016, a $5.8 million increase from the prior quarter level. This increase was driven primarily by higher charge-offs, net of recoveries, which increased to $9.8 million for the second quarter of 2016, compared to $4.9 million in the prior quarter. Non-performing assets decreased to $64.6 million, or 0.27% of total assets, as of June 30, 2016, compared to $72.6 million, or 0.30% of total assets, as of March 31, 2016.

Non-interest Income
Total reported non-interest income was $74.7 million for the second quarter of 2016, up $28.7 million from the prior quarter. The current quarter non-interest income included a charge of $13.9 million related to negative fair value adjustments to the MSR asset, attributable to the decline in long-term interest rates during the quarter, and its impact on the prepayment speed assumption for the MSR asset. Also included was a charge of $1.5 million related to a decline in the fair value of debt capital market swap derivatives, also driven by the decline in long-term interest rates during the quarter.

On an operating basis1, non-interest income increased by $22.3 million from the prior quarter, driven primarily by higher revenue from the origination and sale of residential mortgages, service charges, debt capital markets revenue and income related to portfolio loan sales. Home lending gain on sale margin increased to 4.02%, as compared to 3.72% in the prior quarter. For sale mortgage originations increased by 37% from the prior quarter level, reflecting higher seasonal purchase originations and heightened refinance activity due to the decline in long-term interest rates. Of the current quarter’s mortgage production, 70% related to purchase activity, as compared to 58% for the prior quarter and 59% for the same period in the prior year.

Revenue related to the servicing of residential mortgage loans increased by 13% from the prior quarter, and has increased by 28% from the same period in the prior year. These increases reflect a higher net servicing fee revenue due to the conversion of the Company's customers to its own mortgage servicing platform, along with the growth in residential mortgage loans serviced for others.

Non-interest Expense
Non-interest expense was $188.5 million for the second quarter of 2016, which included $6.6 million of merger-related expenses and $1.4 million of exit or disposal costs. This compares to $184.0 million, including $3.5 million of merger-related expenses and $347,000 of exit or disposal costs for the first quarter of 2016.

On an operating basis1, non-interest expense increased by $393,000 from the prior quarter. Mortgage banking expenses increased by $5.9 million from the prior quarter, consistent with the higher level of mortgage origination volume in the quarter. This increase was mostly offset by lower expense in several other categories, along with a $2.8 million linked quarter decrease in loss on other real estate owned.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Capital
As of June 30, 2016, the Company’s book value per share increased to $17.70, from $17.62 in the prior quarter, and its tangible book value per common share1 increased to $9.41, from $9.30 in the prior quarter.

The Company’s estimated total risk-based capital ratio was 14.1% and its estimated Tier 1 common to risk weighted assets ratio was 10.9% as of June 30, 2016. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of June 30, 2016 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

The Company incurs significant expenses related to the completion and integration of mergers and acquisitions. It also recognizes gains or losses on its junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company’s operating performance. Additionally, it may recognize goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios. The Company recognizes gains and losses related to the change in the fair value of its MSR, which are primarily tied to movements in interest rates, and are not indicative of the fundamental operating activities for the period. It also recognizes gains or losses related to the change in the fair value of its swap derivatives, which are driven by movements in interest rates and are beyond our control. On occasion, the Company may sell certain securities in its investment portfolio, and recognize an associated gain or loss, which can be highly discretionary based on the timing of the sales, market opportunities, and interest rates, and therefore are not reflective of the Company's operating performance. The Company also may incur expenses related to the exit or disposal of certain business activities, such as the consolidation of bank branches, which do not reflect the on-going operating performance of the Company. Lastly, the Company may recognize one-time bargain purchase gains on certain acquisitions that are not reflective of the Company’s on-going earnings power.

Accordingly, management believes that our operating results are best measured on a comparative basis excluding the after-tax impact of merger-related expenses, gains or losses on junior subordinated debentures measured at fair value, gains or losses from the change in fair value of the MSR, gains or losses from the change in fair value of the swap derivative, net gains or losses in investment securities, exit or disposal costs and other charges related to business combinations such as goodwill impairment charges or bargain purchase gains. The Company defines operating earnings as earnings available to common shareholders before these items, and calculates operating earnings per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share.

The following table provides the reconciliation of net earnings available to common shareholders (GAAP) to operating earnings (non-GAAP), and earnings per diluted common share (GAAP) to operating earnings per diluted share (non-GAAP) for the periods presented:

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

	Quarter Ended					% Change
(In thousands, except per share data)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Seq. Quarter	Year over Year
Net earnings available to common shareholders	$54,255	$47,540	$62,923	$57,523	$54,691	14%	(1)%
Adjustments:
Loss from change in fair value of MSR asset	13,940	20,625	469	10,103	423	(32)%	nm
Gain on investment securities, net	(162)	(696)	(2,567)	(220)	(19)	(77)%	753%
Net loss on junior subordinated debentures carried at fair value	1,572	1,572	1,589	1,590	1,572	0%	0%
Loss (gain) from change in fair value of swap derivative	1,493	1,793	(715)	1,181	(1,408)	(17)%	(206)%
Merger related expenses	6,634	3,450	3,712	5,991	21,797	92%	(70)%
Goodwill impairment	—	142	—	—	—	nm	nm
Exit or disposal costs	1,434	347	—	—	—	313%	nm
Total pre-tax adjustments	24,911	27,233	2,488	18,645	22,365	(9)%	11%
Income tax effect (1)	(9,965)	(10,836)	(995)	(7,458)	(8,946)	(8)%	11%
Net adjustments	14,946	16,397	1,493	11,187	13,419	(9)%	11%
Operating earnings	$69,201	$63,937	$64,416	$68,710	$68,110	8%	2%

Earnings per diluted share:
Earnings available to common shareholders	$0.25	$0.22	$0.28	$0.26	$0.25	14%	0%
Operating earnings	$0.31	$0.29	$0.29	$0.31	$0.31	7%	0%

	Six Months Ended		% Change
	Jun 30, 2016	Jun 30, 2015	Year over Year
Net earnings available to common shareholders	$101,795	$101,736	0%
Adjustments:
Loss from change in fair value of MSR asset	34,565	10,151	241%
Gain on investment securities, net	(858)	(135)	536%
Net loss on junior subordinated debentures carried at fair value	3,144	3,127	1%
Loss (gain) from change in fair value of swap derivative	3,286	(627)	(624)%
Merger related expenses	10,084	35,879	(72)%
Goodwill impairment	142	—	nm
Exit or disposal costs	1,781	—	nm
Total pre-tax adjustments	52,144	48,395	8%
Income tax effect (1)	(20,801)	(19,358)	7%
Net adjustments	31,343	29,037	8%
Operating earnings	$133,138	$130,773	2%

Earnings per diluted share:
Earnings available to common shareholders	$0.46	$0.46	0%
Operating earnings	$0.60	$0.59	2%

(1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.
nm = not meaningful.

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

The following tables provide the reconciliation of non-interest income (GAAP) to non-interest income, on an operating basis, (non-GAAP), and non-interest expense (GAAP) to non-interest expense, on an operating basis, (non-GAAP) for the periods presented:

	Quarter Ended
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Non-interest income (GAAP)	$74,659	$45,951	$69,345	$61,372	$81,102
Adjustments:
Loss from change in fair value of MSR asset	13,940	20,625	469	10,103	423
Loss (gain) from change in fair value of swap derivative	1,493	1,793	(715)	1,181	(1,408)
Net loss on junior subordinated debentures carried at fair value	1,572	1,572	1,589	1,590	1,572
Gain on investment securities, net	(162)	(696)	(2,567)	(220)	(19)
Non-interest income (operating basis)	$91,502	$69,245	$68,121	$74,026	$81,670

	Quarter Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Non-interest expense (GAAP)	$188,511	$183,989	185,911	$183,194	$201,918
Adjustments:
Merger related expenses	(6,634)	(3,450)	(3,712)	(5,991)	(21,797)
Goodwill impairment	—	(142)	—	—	—
Exit or disposal costs	(1,434)	(347)	—	—	—
Non-interest expense (operating basis)	$180,443	$180,050	$182,199	$177,203	$180,121

	Six Months Ended
(Dollars in thousands)	Jun 30, 2016	Jun 30, 2015
Non-interest income (GAAP)	$120,610	$145,007
Adjustments:
Loss from change in fair value of MSR asset	34,565	10,151
Loss (gain) from change in fair value of swap derivative	3,286	(627)
Net loss on junior subordinated debentures carried at fair value	3,144	3,127
Gain on investment securities, net	(858)	(135)
Non-interest income (operating basis)	$160,747	$157,523

	Six Months Ended
	Jun 30, 2016	Jun 30, 2015
Non-interest expense (GAAP)	$372,500	$394,537
Adjustments:
Merger related expenses	(10,084)	(35,879)
Goodwill impairment	(142)	—
Exit or disposal costs	(1,781)	—
Non-interest expense (operating basis)	$360,493	$358,658

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Management believes tangible common equity and the tangible common equity ratio are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Total shareholders' equity	$3,902,158	$3,878,630	$3,849,334	$3,835,552	$3,804,179
Subtract:
Goodwill	1,787,651	1,787,651	1,787,793	1,788,640	1,788,640
Other intangible assets, net	40,620	42,948	45,508	48,314	51,120
Tangible common shareholders' equity	$2,073,887	$2,048,031	$2,016,033	$1,998,598	$1,964,419
Total assets	$24,132,507	$23,935,686	$23,406,381	$23,181,006	$22,807,886
Subtract:
Goodwill	1,787,651	1,787,651	1,787,793	1,788,640	1,788,640
Other intangible assets, net	40,620	42,948	45,508	48,314	51,120
Tangible assets	$22,304,236	$22,105,087	$21,573,080	$21,344,052	$20,968,126
Common shares outstanding at period end	220,482	220,171	220,171	220,217	220,280

Common equity ratio	16.17%	16.20%	16.45%	16.55%	16.68%
Tangible common equity ratio	9.30%	9.26%	9.35%	9.36%	9.37%
Book value per common share	$17.70	$17.62	$17.48	$17.42	$17.27
Tangible book value per common share	$9.41	$9.30	$9.16	$9.08	$8.92

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon, and Pivotus Ventures, an innovation studio headquartered in Silicon Valley focused on creating key technologies and business models that transform finance and commerce. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

Earnings Conference Call Information
The Company will host its second quarter 2016 earnings conference call on Thursday, July 21, 2016, at 10:00 a.m. PST (1:00 p.m. EST). During the call, the Company will provide an update on recent activities and discuss its second quarter 2016 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (888) 471-3842 ten minutes prior to the start time and enter conference ID: 4454894. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 4454894. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at www.umpquaholdingscorp.com. A slide presentation to accompany the call will also be posted on the website before the call.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about credit discount accretion related to loans acquired from Sterling Financial Corporation, loan and lease growth and loan sales, growth opportunities at FinPac and with Pivotus Ventures, and results of efficiency initiatives. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; our inability to successfully implement efficiency initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; and changes in general economic conditions.

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$210,290	$217,928	$219,440	$218,975	$217,143	(4)%	(3)%
Interest and dividends on investments:
Taxable	11,963	13,055	12,654	11,882	11,517	(8)%	4%
Exempt from federal income tax	2,183	2,235	2,363	2,393	2,410	(2)%	(9)%
Dividends	365	366	326	112	169	0%	116%
Temporary investments & interest bearing deposits	652	480	422	440	549	36%	19%
Total interest income	225,453	234,064	235,205	233,802	231,788	(4)%	(3)%
Interest expense:
Deposits	8,540	8,413	7,905	7,450	7,381	2%	16%
Repurchase agreements	32	36	39	43	43	(11)%	(26)%
Term debt	3,848	4,186	3,885	3,629	3,492	(8)%	10%
Junior subordinated debentures	3,835	3,727	3,542	3,465	3,406	3%	13%
Total interest expense	16,255	16,362	15,371	14,587	14,322	(1)%	13%
Net interest income	209,198	217,702	219,834	219,215	217,466	(4)%	(4)%
Provision for loan and lease losses	10,589	4,823	4,545	8,153	11,254	120%	(6)%
Non-interest income:
Service charges on deposits	15,667	14,516	15,039	15,616	14,811	8%	6%
Brokerage revenue	4,580	4,094	4,061	5,003	4,648	12%	(1)%
Residential mortgage banking revenue, net	36,783	15,426	32,440	24,041	40,014	138%	(8)%
Gain on investment securities, net	162	696	2,567	220	19	(77)%	753%
Gain on loan sales	5,640	2,371	1,729	5,212	8,711	138%	(35)%
Loss on junior subordinated debentures carried at fair value	(1,572)	(1,572)	(1,589)	(1,590)	(1,572)	0%	0%
BOLI income	2,152	2,139	1,841	2,165	2,043	1%	5%
Other income	11,247	8,281	13,257	10,705	12,428	36%	(10)%
Total non-interest income	74,659	45,951	69,345	61,372	81,102	62%	(8)%
Non-interest expense:
Salaries and employee benefits	107,545	106,538	106,203	106,482	110,807	1%	(3)%
Occupancy and equipment, net	37,850	38,295	38,722	37,235	34,868	(1)%	9%
Intangible amortization	2,328	2,560	2,806	2,806	2,807	(9)%	(17)%
FDIC assessments	3,693	3,721	3,742	3,369	3,155	(1)%	17%
(Gain) loss on other real estate owned, net	(1,457)	1,389	(242)	(158)	480	(205)%	(404)%
Merger related expenses	6,634	3,450	3,712	5,991	21,797	92%	(70)%
Goodwill impairment	—	142	—	—	—	nm	nm
Other expense	31,918	27,894	30,968	27,469	28,004	14%	14%
Total non-interest expense	188,511	183,989	185,911	183,194	201,918	2%	(7)%
Income before provision for income taxes	84,757	74,841	98,723	89,240	85,396	13%	(1)%
Provision for income taxes	30,470	27,272	35,704	31,633	30,612	12%	0%
Net income	54,287	47,569	63,019	57,607	54,784	14%	(1)%
Dividends and undistributed earnings allocated to participating securities	32	29	96	84	93	10%	(66)%
Net earnings available to common shareholders	$54,255	$47,540	$62,923	$57,523	$54,691	14%	(1)%

Weighted average basic shares outstanding	220,421	220,227	220,202	220,297	220,463	0%	0%
Weighted average diluted shares outstanding	220,907	221,052	220,930	220,904	221,150	0%	0%
Earnings per common share – basic	$0.25	$0.22	$0.29	$0.26	$0.25	14%	0%
Earnings per common share – diluted	$0.25	$0.22	$0.28	$0.26	$0.25	14%	0%
nm = not meaningful

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Six Months Ended		% Change
(In thousands, except per share data)	Jun 30, 2016	Jun 30, 2015	Year over Year
Interest income
Loans and leases	$428,218	$431,018	(1)%
Interest and dividends on investments:
Taxable	25,018	23,306	7%
Exempt from federal income tax	4,418	4,891	(10)%
Dividends	731	270	171%
Temporary investments & interest bearing deposits	1,132	1,374	(18)%
Total interest income	459,517	460,859	0%
Interest expense
Deposits	16,953	14,484	17%
Repurchase agreements	68	91	(25)%
Term debt	8,034	6,956	15%
Junior subordinated debentures	7,562	6,743	12%
Total interest expense	32,617	28,274	15%
Net interest income	426,900	432,585	(1)%
Provision for loan and lease losses	15,412	23,891	(35)%
Non-interest income
Service charges on deposits	30,183	29,085	4%
Brokerage revenue	8,674	9,417	(8)%
Residential mortgage banking revenue, net	52,209	68,241	(23)%
Gain on investment securities, net	858	135	536%
Gain on loan sales	8,011	15,439	(48)%
Loss on junior subordinated debentures carried at fair value	(3,144)	(3,127)	1%
BOLI Income	4,291	4,345	(1)%
Other income	19,528	21,472	(9)%
Total non-interest income	120,610	145,007	(17)%
Non-interest expense
Salaries and employee benefits	214,083	218,251	(2)%
Occupancy and equipment, net	76,145	67,018	14%
Intangible amortization	4,888	5,613	(13)%
FDIC assessments	7,414	6,369	16%
(Gain) loss on other real estate owned, net	(68)	2,294	(103)%
Merger related expenses	10,084	35,879	(72)%
Goodwill impairment	142	—	nm
Other expense	59,812	59,113	1%
Total non-interest expense	372,500	394,537	(6)%
Income before provision for income taxes	159,598	159,164	0%
Provision for income taxes	57,742	57,251	1%
Net income	101,856	101,913	0%
Dividends and undistributed earnings
allocated to participating securities	61	177	(66)%
Net earnings available to common shareholders	$101,795	$101,736	0%

Weighted average basic shares outstanding	220,324	220,406	0%
Weighted average diluted shares outstanding	221,001	221,088	0%
Earnings per common share – basic	$0.46	$0.46	0%
Earnings per common share – diluted	$0.46	$0.46	0%
nm = not meaningful

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$369,535	$299,871	$277,645	$283,773	$364,256	23%	1%
Interest bearing cash and temporary investments	535,828	613,049	496,080	673,843	515,691	(13)%	4%
Investment securities:
Trading, at fair value	10,188	9,791	9,586	9,509	10,005	4%	2%
Available for sale, at fair value	2,482,072	2,542,535	2,522,539	2,482,478	2,557,245	(2)%	(3)%
Held to maturity, at amortized cost	4,382	4,525	4,609	4,699	4,807	(3)%	(9)%
Loans held for sale	552,681	659,264	363,275	398,015	419,704	(16)%	32%
Loans and leases	17,355,240	16,955,583	16,866,536	16,406,636	15,988,752	2%	9%
Allowance for loan and lease losses	(131,042)	(130,243)	(130,322)	(130,133)	(127,071)	1%	3%
Loans and leases, net	17,224,198	16,825,340	16,736,214	16,276,503	15,861,681	2%	9%
Restricted equity securities	47,542	47,545	46,949	46,904	46,917	0%	1%
Premises and equipment, net	312,647	322,822	328,734	330,306	331,208	(3)%	(6)%
Goodwill	1,787,651	1,787,651	1,787,793	1,788,640	1,788,640	0%	0%
Other intangible assets, net	40,620	42,948	45,508	48,314	51,120	(5)%	(21)%
Residential mortgage servicing rights, at fair value	112,095	117,172	131,817	124,814	127,206	(4)%	(12)%
Other real estate owned	16,437	20,411	22,307	23,892	23,038	(19)%	(29)%
Bank owned life insurance	295,444	293,703	291,892	297,321	295,551	1%	0%
Deferred tax assets, net	63,038	108,865	138,082	149,320	181,245	(42)%	(65)%
Other assets	278,149	240,194	203,351	242,675	229,572	16%	21%
Total assets	$24,132,507	$23,935,686	$23,406,381	$23,181,006	$22,807,886	1%	6%
Liabilities:
Deposits	$18,258,474	$18,162,974	$17,707,189	$17,467,024	$17,145,046	1%	6%
Securities sold under agreements to repurchase	360,234	325,203	304,560	323,722	325,711	11%	11%
Term debt	902,999	903,382	888,769	889,358	889,997	0%	1%
Junior subordinated debentures, at fair value	258,660	256,917	255,457	253,665	252,214	1%	3%
Junior subordinated debentures, at amortized cost	101,093	101,173	101,254	101,334	101,415	0%	0%
Other liabilities	348,889	307,407	299,818	310,351	289,324	13%	21%
Total liabilities	20,230,349	20,057,056	19,557,047	19,345,454	19,003,707	1%	6%
Shareholders' equity:
Common stock	3,517,240	3,518,792	3,520,591	3,517,751	3,517,557	0%	0%
Retained earnings	362,258	343,421	331,301	303,729	281,573	5%	29%
Accumulated other comprehensive income (loss)	22,660	16,417	(2,558)	14,072	5,049	38%	349%
Total shareholders' equity	3,902,158	3,878,630	3,849,334	3,835,552	3,804,179	1%	3%
Total liabilities and shareholders' equity	$24,132,507	$23,935,686	$23,406,381	$23,181,006	$22,807,886	1%	6%

Common shares outstanding at period end	220,482	220,171	220,171	220,217	220,280	0%	0%
Book value per common share	$17.70	$17.62	$17.48	$17.42	$17.27	0%	2%
Tangible book value per common share	$9.41	$9.30	$9.16	$9.08	$8.92	1%	5%
Tangible equity - common	$2,073,887	$2,048,031	$2,016,033	$1,998,598	$1,964,419	1%	6%
Tangible common equity to tangible assets	9.30%	9.26%	9.35%	9.36%	9.37%	0.04	(0.07)
nm = not meaningful

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans & leases:
Commercial real estate:
Non-owner occupied term, net	$3,230,173	$3,165,154	$3,140,845	$3,148,288	$3,294,359	2%	(2)%
Owner occupied term, net	2,714,800	2,731,228	2,691,921	2,655,340	2,636,800	(1)%	3%
Multifamily, net	2,972,060	2,945,826	3,074,918	2,961,609	2,859,884	1%	4%
Commercial construction, net	370,600	343,519	301,892	287,757	244,354	8%	52%
Residential development, net	111,941	121,025	99,459	94,380	76,734	(8)%	46%
Commercial:
Term, net	1,478,784	1,437,992	1,425,009	1,398,346	1,374,528	3%	8%
Lines of credit & other, net	1,123,182	1,041,516	1,043,076	1,014,523	981,897	8%	14%
Leases & equipment finance, net	884,506	791,798	729,161	679,033	630,695	12%	40%
Residential real estate:
Mortgage, net	2,882,076	2,879,600	2,909,399	2,758,930	2,547,597	0%	13%
Home equity lines & loans, net	989,814	943,254	923,667	910,287	882,596	5%	12%
Consumer & other, net	597,304	554,671	527,189	498,143	459,308	8%	30%
Total, net of deferred fees and costs	$17,355,240	$16,955,583	$16,866,536	$16,406,636	$15,988,752	2%	9%

Loan & leases mix:
Commercial real estate:
Non-owner occupied term, net	19%	19%	19%	19%	20%
Owner occupied term, net	16%	16%	16%	16%	16%
Multifamily, net	17%	17%	18%	17%	18%
Commercial construction, net	2%	2%	2%	2%	2%
Residential development, net	1%	1%	1%	1%	—%
Commercial:
Term, net	9%	8%	9%	9%	9%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	4%	5%	4%	4%	4%
Residential real estate:
Mortgage, net	17%	17%	17%	17%	16%
Home equity lines & loans, net	6%	6%	5%	6%	6%
Consumer & other, net	3%	3%	3%	3%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$5,475,986	$5,460,310	$5,318,591	$5,207,129	$4,927,526	0%	11%
Demand, interest bearing	2,186,164	2,178,446	2,157,376	2,098,223	2,090,595	0%	5%
Money market	6,782,232	6,814,160	6,599,516	6,514,174	6,374,624	0%	6%
Savings	1,254,675	1,213,049	1,136,809	1,102,611	1,058,337	3%	19%
Time	2,559,417	2,497,009	2,494,897	2,544,887	2,693,964	2%	(5)%
Total	$18,258,474	$18,162,974	$17,707,189	$17,467,024	$17,145,046	1%	6%

Total core deposits (1)	$16,598,065	$16,559,943	$16,102,743	$15,940,229	$15,529,997	0%	7%

Deposit mix:
Demand, non-interest bearing	30%	30%	30%	30%	29%
Demand, interest bearing	12%	12%	12%	12%	12%
Money market	37%	37%	37%	37%	37%
Savings	7%	7%	6%	6%	6%
Time	14%	14%	15%	15%	16%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	379,996	375,913	371,745	370,128	367,086
Demand, interest bearing	84,434	85,731	86,745	88,171	90,021
Money market	56,492	56,927	57,194	57,622	58,156
Savings	157,849	156,846	154,176	153,534	152,404
Time	47,850	47,794	47,672	48,168	49,983
Total	726,621	723,211	717,532	717,623	717,650

Average balance per account:
Demand, non-interest bearing	$14.4	$14.5	$14.3	$14.1	$13.4
Demand, interest bearing	25.9	25.4	24.9	23.8	23.2
Money market	120.1	119.7	115.4	113.1	109.6
Savings	7.9	7.7	7.4	7.2	6.9
Time	53.5	52.2	52.3	52.8	53.9
Total	$25.1	$25.1	$24.7	$24.3	$23.9

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$25,136	$30,045	$29,215	$30,989	$33,572	(16)%	(25)%
Loans and leases past due 90+ days & accruing (1)	23,076	22,144	15,169	9,967	13,529	4%	71%
Total non-performing loans and leases	48,212	52,189	44,384	40,956	47,101	(8)%	2%
Other real estate owned	16,437	20,411	22,307	23,892	23,038	(19)%	(29)%
Total non-performing assets	$64,649	$72,600	$66,691	$64,848	$70,139	(11)%	(8)%

Performing restructured loans and leases	$40,848	$31,409	$31,355	$35,706	$37,023	30%	10%
Loans and leases past due 31-89 days	$29,640	$29,054	$28,423	$28,919	$25,553	2%	16%
Loans and leases past due 31-89 days to total loans and leases	0.17%	0.17%	0.17%	0.18%	0.16%
Non-performing loans and leases to total loans and leases (1)	0.28%	0.31%	0.26%	0.25%	0.29%
Non-performing assets to total assets (1)	0.27%	0.30%	0.28%	0.28%	0.31%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $11.3 million, $14.2 million, $19.2 million, $18.7 million, and $14.6 million at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015, respectively.

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$130,243	$130,322	$130,133	$127,071	$120,104
Provision for loan and lease losses	10,589	4,823	4,545	8,153	11,254	120%	(6)%
Charge-offs	(12,682)	(7,850)	(7,108)	(8,476)	(7,442)	62%	70%
Recoveries	2,892	2,948	2,752	3,385	3,155	(2)%	(8)%
Net charge-offs	(9,790)	(4,902)	(4,356)	(5,091)	(4,287)	100%	128%
Total allowance for loan and lease losses	131,042	130,243	130,322	130,133	127,071	1%	3%
Reserve for unfunded commitments	3,531	3,482	3,574	3,081	2,864	1%	23%
Total allowance for credit losses	$134,573	$133,725	$133,896	$133,214	$129,935	1%	4%

Net charge-offs to average loans and leases (annualized)	0.23%	0.12%	0.10%	0.13%	0.11%
Recoveries to gross charge-offs	22.80%	37.55%	38.72%	39.94%	42.39%
Allowance for loan and lease losses to loans and leases	0.76%	0.77%	0.77%	0.79%	0.79%
Allowance for credit losses to loans and leases	0.78%	0.79%	0.79%	0.81%	0.81%

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2016	Jun 30, 2015	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$130,322	$116,167
Provision for loan and lease losses	15,412	23,891	(35)%
Charge-offs	(20,532)	(19,987)	3%
Recoveries	5,840	7,000	(17)%
Net charge-offs	(14,692)	(12,987)	13%
Total allowance for loan and lease losses	131,042	127,071	3%
Reserve for unfunded commitments	3,531	2,864	23%
Total allowance for credit losses	$134,573	$129,935	4%

Net charge-offs to average loans and leases (annualized)	0.17%	0.17%
Recoveries to gross charge-offs	28.44%	35.02%

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	4.82%	5.08%	5.19%	5.29%	5.46%	(0.26)	(0.64)
Yield on loans held for sale	3.82%	4.08%	3.80%	4.07%	3.24%	(0.26)	0.58
Yield on taxable investments	2.14%	2.32%	2.26%	2.11%	2.03%	(0.18)	0.11
Yield on tax-exempt investments (1)	4.73%	4.73%	4.76%	4.73%	4.67%	—	0.06
Yield on interest bearing cash and temporary investments	0.51%	0.54%	0.28%	0.25%	0.26%	(0.03)	0.25
Total yield on earning assets (1)	4.39%	4.67%	4.68%	4.71%	4.77%	(0.28)	(0.38)

Cost of interest bearing deposits	0.27%	0.27%	0.26%	0.24%	0.24%	—	0.03
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.04%	0.05%	0.05%	0.05%	0.05%	(0.01)	(0.01)
Cost of term debt	1.72%	1.88%	1.73%	1.62%	1.51%	(0.16)	0.21
Cost of junior subordinated debentures	4.30%	4.20%	3.96%	3.89%	3.88%	0.10	0.42
Total cost of interest bearing liabilities	0.46%	0.47%	0.44%	0.42%	0.41%	(0.01)	0.05

Net interest spread (1)	3.93%	4.20%	4.24%	4.29%	4.36%	(0.27)	(0.43)
Net interest margin (1)	4.08%	4.34%	4.37%	4.42%	4.48%	(0.26)	(0.40)

As reported (GAAP):
Return on average assets	0.91%	0.82%	1.08%	0.99%	0.96%	0.09	(0.05)
Return on average tangible assets	0.99%	0.89%	1.17%	1.08%	1.05%	0.10	(0.06)
Return on average common equity	5.61%	4.93%	6.49%	5.97%	5.76%	0.68	(0.15)
Return on average tangible common equity	10.59%	9.34%	12.41%	11.51%	11.16%	1.25	(0.57)
Efficiency ratio – Consolidated	66.15%	69.48%	64.02%	65.00%	67.35%	(3.33)	(1.20)
Efficiency ratio – Bank	64.44%	67.29%	62.40%	63.08%	65.74%	(2.85)	(1.30)

Operating basis (non-GAAP): (2)
Return on average assets	1.16%	1.10%	1.10%	1.19%	1.20%	0.06	(0.04)
Return on average tangible assets	1.26%	1.19%	1.20%	1.29%	1.30%	0.07	(0.04)
Return on average common equity	7.16%	6.63%	6.64%	7.13%	7.17%	0.53	(0.01)
Return on average tangible common equity	13.51%	12.57%	12.70%	13.74%	13.89%	0.94	(0.38)
Efficiency ratio – Consolidated	59.78%	62.49%	63.00%	60.17%	59.96%	(2.71)	(0.18)
Efficiency ratio – Bank	58.48%	60.89%	61.72%	58.84%	58.68%	(2.41)	(0.20)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding the after-tax impact of merger-related expenses, gains or losses on junior subordinated debentures carried at fair value, gains or losses from the change in fair value of the MSR, gains or losses from the change in fair value of the swap derivative, net gains or losses in investment securities, exit or disposal costs, bargain purchase gain on acquisitions and goodwill impairment.

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Six Months Ended		% Change
	Jun 30, 2016	Jun 30, 2015	Year over Year
Average Rates:
Yield on loans and leases	4.95%	5.52%	(0.57)
Yield on loans held for sale	3.93%	3.48%	0.45
Yield on taxable investments	2.23%	2.08%	0.15
Yield on tax-exempt investments (1)	4.73%	4.71%	0.02
Yield on interest bearing cash and temporary investments	0.52%	0.25%	0.27
Total yield on earning assets (1)	4.53%	4.79%	(0.26)

Cost of interest bearing deposits	0.27%	0.24%	0.03
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.04%	0.06%	(0.02)
Cost of term debt	1.80%	1.46%	0.34
Cost of junior subordinated debentures	4.25%	3.87%	0.38
Total cost of interest bearing liabilities	0.46%	0.41%	0.05

Net interest spread (1)	4.07%	4.38%	(0.31)
Net interest margin (1)	4.21%	4.49%	(0.28)

As reported (GAAP):
Return on average assets	0.87%	0.90%	(0.03)
Return on average tangible assets	0.94%	0.98%	(0.04)
Return on average common equity	5.27%	5.39%	(0.12)
Return on average tangible common equity	9.97%	10.45%	(0.48)
Efficiency ratio – Consolidated	67.75%	68.01%	(0.26)
Efficiency ratio – Bank	65.81%	66.38%	(0.57)

Operating basis (non-GAAP): (2)
Return on average assets	1.13%	1.16%	(0.03)
Return on average tangible assets	1.23%	1.26%	(0.03)
Return on average common equity	6.89%	6.93%	(0.04)
Return on average tangible common equity	13.04%	13.43%	(0.39)
Efficiency ratio – Consolidated	61.11%	60.52%	0.59
Efficiency ratio – Bank	59.66%	59.25%	0.41

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding the after-tax impact of merger-related expenses, gains or losses on junior subordinated debentures carried at fair value, gains or losses from the change in fair value of the MSR, gains or losses from the change in fair value of the swap derivative, net gains or losses in investment securities, exit or disposal costs, bargain purchase gain on acquisitions and goodwill impairment.

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Seq. Quarter	Year over Year
Temporary investments & interest bearing cash	$514,881	$356,674	$608,250	$693,114	$861,775	44%	(40)%
Investment securities, taxable	2,304,998	2,311,589	2,293,429	2,276,698	2,303,879	0%	0%
Investment securities, tax-exempt	280,841	287,085	302,443	307,960	313,899	(2)%	(11)%
Loans held for sale	403,964	297,732	334,428	357,905	368,111	36%	10%
Loans and leases	17,234,220	17,007,929	16,514,740	16,155,395	15,730,269	1%	10%
Total interest earning assets	20,738,904	20,261,009	20,053,290	19,791,072	19,577,933	2%	6%
Goodwill & other intangible assets, net	1,829,407	1,832,046	1,835,821	1,838,740	1,841,535	0%	(1)%
Total assets	23,896,315	23,415,252	23,196,213	22,946,464	22,781,479	2%	5%

Non-interest bearing demand deposits	5,466,098	5,289,810	5,285,992	5,108,430	4,852,455	3%	13%
Interest bearing deposits	12,644,442	12,411,005	12,249,333	12,225,691	12,274,814	2%	3%
Total deposits	18,110,540	17,700,815	17,535,325	17,334,121	17,127,269	2%	6%
Interest bearing liabilities	14,249,349	13,976,678	13,812,644	13,798,350	13,880,480	2%	3%

Shareholders’ equity - common	3,889,593	3,878,540	3,847,587	3,822,201	3,807,703	0%	2%
Tangible common equity (1)	2,060,186	2,046,494	2,011,766	1,983,461	1,966,168	1%	5%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2016	Jun 30, 2015	Year over Year
Temporary investments & interest bearing cash	$435,777	$1,091,447	(60)%
Investment securities, taxable	2,308,294	2,265,801	2%
Investment securities, tax-exempt	283,963	316,258	(10)%
Loans held for sale	350,848	320,545	9%
Loans and leases	17,121,152	15,534,593	10%
Total interest earning assets	20,500,034	19,528,644	5%
Goodwill & other intangible assets, net	1,830,726	1,841,960	(1)%
Total assets	23,655,877	22,737,077	4%

Non-interest bearing demand deposits	5,377,954	4,830,793	11%
Interest bearing deposits	12,527,723	12,233,057	2%
Total deposits	17,905,677	17,063,850	5%
Interest bearing liabilities	14,113,013	13,861,456	2%

Shareholders’ equity - common	3,884,067	3,805,879	2%
Tangible common equity (1)	2,053,341	1,963,919	5%
(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Second Quarter 2016 Results
July 20, 2016

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$13,564,242	$13,304,468	$13,047,266	$12,693,451	$12,302,866	2%	10%
MSR asset, at fair value	112,095	117,172	131,817	124,814	127,206	(4)%	(12)%
MSR as % of serviced portfolio	0.83%	0.88%	1.01%	0.98%	1.03%
Residential mortgage banking revenue:
Origination and sale	$42,083	$28,409	$25,363	$26,904	$33,667	48%	25%
Servicing	8,640	7,642	7,546	7,240	6,770	13%	28%
Change in fair value of MSR asset	(13,940)	(20,625)	(469)	(10,103)	(423)	(32)%	nm
Total	$36,783	$15,426	$32,440	$24,041	$40,014	138%	(8)%

Closed loan volume:
Closed loan volume - portfolio	$365,926	$332,918	$352,465	$446,088	$446,712	10%	(18)%
Closed loan volume - for-sale	1,046,349	764,076	794,820	843,720	997,225	37%	5%
Closed loan volume - total	$1,412,275	$1,096,994	$1,147,285	$1,289,808	$1,443,937	29%	(2)%

Gain on sale margin:
Based on for-sale volume	4.02%	3.72%	3.19%	3.19%	3.38%	0.30	0.64

	Six Months Ended		% Change
	Jun 30, 2016	Jun 30, 2015	Year over Year
Residential mortgage banking revenue:
Origination and sale	$70,492	$65,165	8%
Servicing	16,282	13,227	23%
Change in fair value of MSR asset	(34,565)	(10,151)	241%
Total	$52,209	$68,241	(23)%

Closed loan volume:
Closed loan volume - portfolio	$698,844	$757,861	(8)%
Closed loan volume - for-sale	1,810,425	1,859,380	(3)%
Closed loan volume - total	$2,509,269	$2,617,241	(4)%

Gain on sale margin:
Based on for-sale volume	3.89%	3.50%	0.39

nm = not meaningful

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